Exhibit 99.1

Ichor Holdings, Ltd. Announces Second Quarter 2018 Financial Results

FREMONT, Calif., August 7, 2018–(BUSINESS WIRE)–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced financial results for the second quarter of fiscal year 2018.

Highlights for the second quarter of 2018:

•	Revenues of $249 million, up 56% from the second quarter of 2017;
•	Gross margin on a GAAP basis of 17.6% and 17.8% on a non-GAAP basis, increasing 200 basis points from non-GAAP gross margin during the second quarter of 2017;
•	With net earnings of $1.07 per diluted share on a GAAP basis, our non-GAAP diluted EPS was $1.02, up 70% from the second quarter of 2017;
•	Completed $25 million of share repurchases, and in the third quarter to date, purchased the remaining $20 million under our $50 million Share Repurchase Program.

“We are pleased to report another strong quarter of financial performance for Ichor,” commented Tom Rohrs, Chairman and CEO of Ichor. “We continued to outperform overall semiconductor equipment spending throughout the first half of the year, with revenues up 64% over the first half of 2017, while delivering year-over-year increases in gross margin, operating margin, net income, and cash flows from operations. As expected, our revenues this year will be front-half weighted, given the very robust spending environment for memory devices during the first half, and the moderation of capital expenditures during the third quarter. Our expected decline in revenues during the third quarter is aligned with the forecasts of our customers, who are the global leaders in semiconductor process equipment. Given our variable manufacturing cost structure, we are able to take action to align our expenditures with the current spending environment in order to continue delivering strong profitability. Therefore, this near-term pause in semiconductor capacity expansion is an excellent opportunity for us to demonstrate the resilience of our operating model and the strong profitability we can deliver, even in a down quarter. Our customers have indicated that the September quarter is a near-term trough in revenues, and with the strong results delivered in the first half of the year, we look forward to reporting another record year for Ichor in 2018, with revenue growth outperforming the industry, expanding gross and operating margins, and record earnings.”

	Q2 2018	Q1 2018	Q2 2017
	(in thousands, except per share amounts and percentages)
U.S. GAAP Financial Results:
Net sales	$248,973	$258,029	$159,733
Gross profit percent	17.6%	16.5%	14.7%
Operating income percent	10.4%	8.0%	7.4%
Net income from continuing operations	$28,040	$16,721	$10,470
Diluted EPS	$1.07	$0.63	$0.40

	Q2 2018	Q1 2018	Q2 2017
	(in thousands, except per share amounts and percentages)
Non-GAAP Financial Results:
Net sales	$248,973	$258,029	$159,733
Gross profit percent	17.8%	18.3%	15.8%
Operating income percent	12.7%	13.3%	10.5%
Adjusted net income from continuing operations	$26,721	$27,450	$15,528
Diluted EPS	$1.02	$1.03	$0.60

U.S. GAAP Financial Results Overview

For the second quarter of 2018, revenue was $249.0 million, net income from continuing operations was $28.0 million, and net income from continuing operations per diluted share (“diluted EPS”) was $1.07. This compares to revenue of $258.0 million and $159.7 million, net income from continuing operations of $16.7 million and $10.5 million, and diluted EPS of $0.63 and $0.40, for the first quarter of 2018 and second quarter of 2017, respectively.

Non-GAAP Financial Results Overview

For the second quarter of 2018, non-GAAP adjusted net income from continuing operations was $26.7 million and non-GAAP adjusted diluted EPS was $1.02. This compares to non-GAAP adjusted net income from continuing operations of $27.5 million and $15.5 million, and non-GAAP adjusted diluted EPS of $1.03 and $0.60, for the first quarter of 2018 and second quarter of 2017, respectively.

Third Quarter 2018 Financial Outlook

For the third quarter of 2018, we expect revenue to be in the range of $175 to $185 million. We expect GAAP diluted EPS to be in the range of $0.29 to $0.37 and non-GAAP adjusted diluted EPS to be in the range of $0.49 to $0.57.

This outlook for non‑GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP adjusted diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the second quarter of 2018 with cash of $63.4 million, a net decrease of $0.4 million from the first quarter of 2018. During the second quarter of 2018, cash flow from operations was $30.9 million, offset by share repurchases of $25.0 million, capital expenditures of $5.1 million, and net cash paid in connection with acquisitions of $1.4 million.

The net decrease in cash of $5.9 million during the six months ended June 29, 2018 from December 29, 2017 was primarily due to cash flow from operations of $30.2 million and proceeds from the issuance of ordinary shares under our share-based compensation plans of $5.8 million, offset by share repurchases of $30.0 million, capital expenditures of $8.8 million, debt modification costs from the refinancing of our credit facilities in February 2018 of $2.1 million, and net cash paid in connection with acquisitions of $1.4 million.

Our cash from operations during the six months ended June 29, 2018 of $30.2 million was due to net income of $44.8 million and net non-cash charges of $12.1 million, partially offset by an increase in our net operating assets and liabilities of $26.7 million, net of acquired assets and liabilities. Non-cash charges primarily consist of depreciation and amortization of $11.6 million and share-based compensation of $5.0 million, partially offset by deferred income taxes of $5.0 million. The increase in our net operating assets and liabilities, net of acquired assets and liabilities, was primarily due to a decrease in accounts payable of $18.2 million and an increase in accounts receivable of $15.0 million, partially offset by a decrease in inventories of $8.2 million.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating income, non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS. These non-GAAP metrics exclude amortization of intangible assets, share-based compensation expense, non-recurring expenses including adjustments to the cost of goods sold, tax adjustments related to those non-GAAP adjustments, and non-recurring discrete tax items including tax impacts from releasing a valuation allowance related to foreign tax credits, to the extent they are present in gross profit, operating income, and net income from continuing operations. A table showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, is included at the end of this press release. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income from continuing operations divided by weighted average diluted ordinary shares outstanding during the period.

Management uses non-GAAP gross profit, non-GAAP operating income, non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. A table presenting the reconciliation of non-GAAP adjusted net income from continuing operations to U.S. GAAP net income from continuing operations is also included at the end of this press release.

Conference Call

We will conduct a conference call to discuss our second quarter 2018 results and business outlook on August 7, 2018, at 1:30 p.m. Pacific time.

To listen to the conference call via the Internet, please visit the investor relations section of our web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844‑395‑9251 (domestic) or 478‑219‑0504 (international), conference ID: 7777704.

A taped replay of the webcast will be available shortly after the call on our website or by calling 855‑859‑2056 (domestic) or 404‑537‑3406 (international), conference ID: 7777704.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. www.ichorsystems.com.

We use a 52 or 53 week fiscal year ending on the last Friday in December. The three months ended June 29, 2018, March 30, 2018, and June 30, 2017 were all 13 weeks. References to the second and first quarters of 2018 and the second quarter of 2017 relate to the three months ended June 29, 2018, March 30, 2018, and June 30, 2017, respectively.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue, growth, earnings, profitability, and industry trends for the third quarter and second half of 2018, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on management’s current expectations and assumptions regarding Ichor’s business and industry, the economy and other future conditions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including:  (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers and (11) the integration of recent acquisitions with Ichor, including the ability to retain customers, suppliers and key employees. Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10‑K filed with the SEC on March 13, 2018, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in Ichor’s expectations, future events or developments, or otherwise, except as required by law.

Contact:

Jeff Andreson, CFO 510-897-5200

Claire McAdams, IR 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	June 29, 2018	December 29, 2017
Assets
Current assets:
Cash	$63,419	$68,794
Restricted cash	—	510
Accounts receivable, net	65,672	49,249
Inventories, net	148,066	154,541
Prepaid expenses and other current assets	5,514	5,357
Current assets from discontinued operations	—	3
Total current assets	282,671	278,454
Property and equipment, net	39,605	34,380
Other noncurrent assets	888	1,052
Deferred tax assets	994	994
Intangible assets, net	67,313	73,405
Goodwill	171,344	169,399
Total assets	$562,815	$557,684
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$107,493	$121,405
Accrued liabilities	12,764	12,211
Other current liabilities	5,290	6,715
Current portion of long-term debt	8,750	6,490
Current liabilities from discontinued operations	—	400
Total current liabilities	134,297	147,221
Long-term debt, less current portion, net	176,825	180,247
Deferred tax liabilities	6,368	10,558
Other non-current liabilities	3,106	2,896
Total liabilities	320,596	340,922
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 25,268,836 and 25,892,162 shares outstanding, respectively; 26,526,441 and 25,892,162 shares issued, respectively)	3	3
Additional paid in capital	225,363	214,697
Treasury shares at cost (1,257,605 and zero shares, respectively)	(29,970)	—
Retained earnings	46,823	2,062
Total shareholders’ equity	242,219	216,762
Total liabilities and shareholders’ equity	$562,815	$557,684

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2018	March 30, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Net sales	$248,973	$258,029	$159,733	$507,002	$308,437
Cost of sales	205,098	215,430	136,227	420,528	260,916
Gross profit	43,875	42,599	23,506	86,474	47,521
Operating expenses:
Research and development	2,577	2,452	1,950	5,029	3,694
Selling, general, and administrative	11,647	15,711	7,984	27,358	14,842
Amortization of intangible assets	3,772	3,879	1,803	7,651	3,598
Total operating expenses	17,996	22,042	11,737	40,038	22,134
Operating income	25,879	20,557	11,769	46,436	25,387
Interest expense	2,303	2,504	675	4,807	1,365
Other expense (income), net	(217)	241	151	24	(398)
Income from continuing operations before income taxes	23,793	17,812	10,943	41,605	24,420
Income tax expense (benefit) from continuing operations	(4,247)	1,091	473	(3,156)	998
Net income from continuing operations	28,040	16,721	10,470	44,761	23,422
Discontinued operations:
Loss from discontinued operations before taxes	—	—	(610)	—	(721)
Income tax expense from discontinued operations	—	—	—	—	1
Net loss from discontinued operations	—	—	(610)	—	(722)
Net income	$28,040	$16,721	$9,860	44,761	22,700
Net income per share from continuing operations:
Basic	$1.09	$0.64	$0.42	$1.73	$0.95
Diluted	$1.07	$0.63	$0.40	$1.69	$0.91
Net income per share:
Basic	$1.09	$0.64	$0.40	$1.73	$0.92
Diluted	$1.07	$0.63	$0.38	$1.69	$0.88
Shares used to compute net income from continuing operations per share:
Basic	25,674,173	26,030,298	24,848,365	25,852,235	24,751,390
Diluted	26,120,717	26,734,710	26,063,527	26,428,207	25,868,403
Shares used to compute net income per share:
Basic	25,674,173	26,030,298	24,848,365	25,852,235	24,751,390
Diluted	26,120,717	26,734,710	26,063,527	26,428,207	25,868,403

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 29, 2018	June 30, 2017
Cash flows from operating activities:
Net income	$44,761	$22,700
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,567	5,185
Gain on sale of investments and settlement of note receivable	—	(241)
Share-based compensation	5,006	913
Deferred income taxes	(4,950)	(224)
Amortization of debt issuance costs	491	264
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(14,960)	(13,417)
Inventories	8,166	(26,114)
Prepaid expenses and other assets	167	2,462
Accounts payable	(18,189)	13,592
Accrued liabilities	(317)	197
Other liabilities	(1,585)	2,191
Net cash provided by operating activities	30,157	7,508
Cash flows from investing activities:
Capital expenditures	(8,797)	(5,214)
Cash paid for acquisitions, net of cash acquired	(1,443)	—
Proceeds from sale of investments and settlement note receivable	—	2,430
Net cash used in investing activities	(10,240)	(2,784)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	7,278
Issuance of ordinary shares under share-based compensation plans	5,847	2,188
Employees' taxes paid upon vesting of restricted share units	(27)	—
Repurchase of ordinary shares	(29,970)	—
Debt issuance and modification costs	(2,092)	—
Borrowings on revolving credit facility	7,162	—
Repayments on term loan	(6,722)	—
Net cash provided by (used in) financing activities	(25,802)	9,466
Net increase (decrease) in cash	(5,885)	14,190
Cash at beginning of year	69,304	52,648
Cash at end of quarter	$63,419	$66,838
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$3,632	$1,927
Cash paid during the period for taxes	$1,775	$93
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$671	$502

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income from Continuing Operations to Non-GAAP Adjusted Net Income from Continuing Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2018	March 30, 2018	June 30, 2017	June 29, 2018	June 30, 2017
Net income from continuing operations	$28,040	$16,721	$10,470	$44,761	$23,422
Non-GAAP adjustments:
Amortization of intangible assets	3,772	3,879	1,803	7,651	3,598
Share-based compensation (1)	1,215	3,791	569	5,006	913
Other non-recurring expense, net (2)	447	1,439	952	1,886	452
Tax adjustments related to non-GAAP adjustments	(2,928)	(2,904)	(18)	(5,832)	(42)
Tax benefit from release of valuation allowance (3)	(4,140)	—	—	(4,140)	—
Adjustments to cost of goods sold (4)	—	—	1,752	—	1,752
Fair value adjustment to inventory from acquisitions (5)	315	4,524	—	4,839	—
Non-GAAP adjusted net income from continuing operations	$26,721	$27,450	$15,528	$54,171	$30,095
Non-GAAP adjusted diluted EPS	$1.02	$1.03	$0.60	$2.05	$1.16
Shares used to compute diluted EPS	26,120,717	26,734,710	26,063,527	26,428,207	25,868,403

(1)

Included in share-based compensation for the first quarter of 2018 is $2.9 million associated with accelerating the vesting of our former CFO’s equity awards pursuant to separation benefits that became effective in January 2018.

(2)	Included in this amount for the second quarter of 2018 are acquisition-related expenses.

Included in this amount for the first quarter of 2018 are (i) separation benefits for our former CFO that became effective in January 2018 and (ii) acquisition-related expenses.

Included in this amount for the second quarter of 2017 are (i) expenses incurred in connection with the secondary offering of our ordinary shares by affiliates of Francisco Partners and (ii) acquisition-related expenses.

(3)	Represents the release of a valuation allowance against our foreign tax credit carryforwards we now expect to realize as a result of additional analysis of the Tax Cuts and Jobs Act.
(4)

During the second quarter of 2017, we corrected an error relating to translated inventory balances at our Malaysia and Singapore subsidiaries using an incorrect foreign currency rate. The error arose in prior period financial statements beginning in periods prior to 2014 and through 2016. The correction resulted in a $1.75 million increase in cost of sales and a corresponding decrease in gross profit in our consolidated statement of operations and a decrease to inventories in our consolidated balance sheet during the second quarter of 2017

(5)

As part of our purchase price allocation for our acquisition of Cal‑Weld in July 2017 and our preliminary purchase price allocations for our acquisitions Talon in December 2017 and IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $3.6 million, $6.2 million, and $0.3 million, respectively. These amounts were subsequently released to cost of sales as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

U.S. GAAP and Non-GAAP Summary Consolidated Statements of Operations

(in thousands)

(unaudited)

	Quarter Ended		Quarter Ended		Quarter Ended
	June 29, 2018		March 30, 2018		June 30, 2017
	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP
Net sales	$248,973	$248,973	$258,029	$258,029	$159,733	$159,733
Cost of sales (1)	205,098	204,606	215,430	210,776	136,227	134,448
Gross profit	43,875	44,367	42,599	47,253	23,506	25,285
Operating expenses (2)	17,996	12,739	22,042	13,063	11,737	8,440
Operating income	25,879	31,628	20,557	34,190	11,769	16,845
Interest expense	2,303	2,303	2,504	2,504	675	675
Other expense (income), net	(217)	(217)	241	241	151	151
Income from continuing operations before income taxes	23,793	29,542	17,812	31,445	10,943	16,019
Income tax expense (benefit) from continuing operations (3)	(4,247)	2,821	1,091	3,995	473	491
Net income from continuing operations	$28,040	$26,721	$16,721	$27,450	$10,470	$15,528

(1)

Non-GAAP cost of sales excludes share-based compensation expense, an adjustment resulting from the correction of an immaterial error (see footnote 4 on page 8), and impacts from a step up in the fair value of acquired inventory in connection with our acquisitions of IAN, Talon, and Cal‑Weld (see footnote 5 on page 8).

(2)	Non-GAAP operating expenses excludes amortization of intangible assets, share-based compensation expense, and other net non-recurring expenses (see footnote 2 on page 8).
(3)

Non-GAAP income tax expense from continuing operations excludes the tax impact from releasing a valuation allowance related to foreign tax credits (see footnote 3 on page 8) and the tax effects of our non-GAAP adjustments.